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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) for the registration of $1,000,000,000 of paired common stock and preferred stock of the Companies and to the incorporation by reference therein of our reports (a) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule; (b) dated August 7, 1997 with respect to the financial statements of Posadas de San Juan Associates and related financial statement schedule; (c) dated August 11, 1997 with respect to the financial statements of WKA El Con Associates; and (d) dated May 2, 1997 with respect to the financial statements of El Conquistador Partnership L.P.; all of which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, dated April 20, 1998, all filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
May 1, 1998